EXHIBIT 23.1

RALPH E. DAVIS ASSOCIATES, INC.

CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS

We hereby consent to the use of the name Ralph E. Davis Associates, Inc. and to the incorporation by reference of our reports titled as follows:

1.	“Cook Inlet Energy Estimated Future Reserves and Income as of April 30, 2010 SEC Parameters” with an effective date of April 30, 2010,

2.	“Cook Inlet Energy Estimated Future Reserves and Income as of April 30, 2011 SEC Parameters” with an effective date of April 30, 2011,

3.	“Cook Inlet Energy Estimated Future Reserves and Income as of April 30, 2012 SEC Parameters” with an effective date of April 30, 2012,

4.	“Miller Energy Resources Estimated Future Reserves and Income as of April 30, 2012 SEC Parameters” with an effective date of April 30, 2012,

each of which appears in the annual report on Form 10-K of Miller Energy Resources, Inc. for the year ended April 30, 2012

Very Truly Yours,

RALPH E. DAVIS ASSOCIATES

/s/ L. B. Branum
L.B. Branum
Vice President
July 13, 2012
Houston, Texas

RALPH E. DAVIS ASSOCIATES, INC.
Texas Registered Engineering Firm F-1529

1717 St. James Place, Suite 460   Houston, Texas 77056  Office 713-622-8955   Fax 713-626-3664   www.ralphedavis.com

Worldwide Energy Consultants Since 1924